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EXHIBIT 10.1


                          SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of May 25, 2006, by and among Pacific Ethanol, Inc., a Delaware corporation with headquarters located at 5711 N. West Avenue, Fresno, CA 93711 (the "COMPANY"), and the investors listed on the Schedule of Investors attached hereto as Exhibit A (individually, an "INVESTOR" and collectively, the "INVESTORS").

                                   BACKGROUND

         A. The Company and each Investor are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

         B. Each Investor, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of shares of the Common Stock, par value $0.001 per share, of the Company (the "COMMON STOCK"), set forth opposite such Investor's name in column two (2) on the Schedule of Investors in EXHIBIT A (which aggregate amount for all Investors together shall be 5,496,583 shares of Common Stock and shall collectively be referred to herein as the "COMMON SHARES") and (ii) warrants, in substantially the form attached hereto as EXHIBIT F (the "Warrants") to acquire up to that number of additional shares of Common Stock set forth opposite such Investor's name in column three (3) on the Schedule of Investors (the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants, collectively, the "WARRANT SHARES").

         C. The Common Shares, the Warrants and the Warrant Shares issued pursuant to this Agreement are collectively are referred to herein as the "SECURITIES".

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

         "AFFILIATE" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

         "AGENT" has the meaning set forth in SECTION 3.1(L).





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         "AGREEMENT" has the meaning set forth in the Preamble.

         "BEST EFFORTS" means the efforts that a prudent person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as practical; PROVIDED, HOWEVER, that an obligation to use Best Efforts under this Agreement does not require the Company to dispose of or make any change to its business, expend any material funds or incur any other material burden.

         "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

         "CLOSING" means the closing of the purchase and sale of the Securities pursuant to SECTION 2.1.

         "CLOSING DATE" means the date and time of the Closing and shall be 10:00 a.m., New York City Time, on May 31, 2006 (or such other date and time as is mutually agreed to by the Company and each Investor).

         "CLOSING PRICE" means, for any date, the closing price per share of the Common Stock for such date (or the nearest preceding date) on the primary Eligible Market or exchange or quotation system on which the Common Stock is then listed or quoted.

         "COMPANY" has the meaning set forth in the Preamble.

         "COMPANY COUNSEL" means Rutan & Tucker, LLP, counsel to the Company.

          "COMMON SHARES" means an aggregate of 5,496,583 shares of Common Stock, which are being issued and sold by the Company to the Investors at the Closing.

         "COMMON STOCK" means the common stock of the Company, par value $0.001 per share.

         "COMMON STOCK EQUIVALENTS" means, collectively, Options and Convertible Securities.

         "CONTINGENT OBLIGATION" has the meaning set forth in SECTION 3.1(AA).

         "CONVERTIBLE SECURITIES" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Stock.

         "DISCLOSURE MATERIALS" has the meaning set forth in SECTION 3.1(G).

         "EFFECTIVE DATE" means the date that the Registration Statement is first declared effective by the SEC.

         "EFFECTIVENESS PERIOD" has the meaning set forth in SECTION 6.1(B).

         "8-K FILING" has the meaning set forth in SECTION 4.6.


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         "ELIGIBLE MARKET" means any of the New York Stock Exchange, the
American Stock Exchange, The Nasdaq National Market or The Nasdaq Capital
Market.

         "ENVIRONMENTAL LAWS" has the meaning set forth in SECTION 3.1(DD).

         "EVENT" has the meaning set forth in SECTION 6.1(D).

         "EVENT PAYMENTS" has the meaning set forth in SECTION 6.1(D).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCLUDED EVENTS" has the meaning set forth in SECTION 6.1(D)(II).

         "EXCLUDED INVESTORS" means Cowen & Co., LLC and its Affiliates.

         "FILING DATE" means June 30, 2006.

         "GAAP" has the meaning set forth in SECTION 3.1(G).

         "HAZARDOUS MATERIALS" has the meaning set forth in SECTION 3.1(DD).

         "INDEBTEDNESS" has the meaning set forth in SECTION 3.1(AA).

         "INDEMNIFIED PARTY" has the meaning set forth in SECTION 6.4(C).

         "INDEMNIFYING PARTY" has the meaning set forth in SECTION 6.4(C).

         "INSOLVENT" has the meaning set forth in SECTION 3.1(H).

         "INTELLECTUAL PROPERTY RIGHTS" has the meaning set forth in SECTION 3.1(T).

         "INVESTOR" has the meaning set forth in the Preamble.

          "LIEN" means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

         "LOSSES" means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation and reasonable attorneys' fees.

         "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole on a consolidated basis, or (ii) materially and adversely impair the Company's ability to perform its obligations under any of the Transaction Documents, provided, that none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse
Effect: (i) a change in the market price or trading volume of the Common Stock or (ii) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes) so long as such changes do not have a disproportionate effect on the Company and its Subsidiaries taken as a whole.


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         "MATERIAL PERMITS" has the meaning set forth in SECTION 3.1(V).

         "OPTIONS" means any outstanding rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

         "PERSON" means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, or joint stock company.

         "PROCEEDING" means an action, claim, suit, investigation or proceeding (including, without limitation, or a partial proceeding, such as a deposition), whether commenced or threatened in writing.

         "PROSPECTUS" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

         "REGISTRABLE SECURITIES" means the Common Shares and the Warrant Shares issued or issuable pursuant to the Transaction Documents, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

         "REGISTRATION STATEMENT" means each registration statement required to be filed under Article VI, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         "REGULATION D" has the meaning set forth in the Preamble.

         "RELATED PERSON" has the meaning set forth in SECTION 4.7.

         "REPURCHASE NOTICE" has the meaning set forth in SECTION 6.1.

         "REPURCHASE PRICE" has the meaning set forth in SECTION 6.1.

         "REQUIRED EFFECTIVENESS DATE" means the date which is the earliest of
(i) if the Registration Statement does not become subject to review by the SEC,
(a) ninety (90) days after the Closing Date or (b) five (5) Trading Days after


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the Company receives notification from the SEC that the Registration Statement will not become subject to review and the Company fails to request to accelerate the effectiveness of the Registration Statement, or (ii) if the Registration Statement becomes subject to review by the SEC, one hundred and twenty (120) days after the Closing Date.

         "RULE 144," "RULE 415," and "RULE 424" means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the SEC pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

         "SEC" means the Securities and Exchange Commission.

         "SEC REPORTS" has the meaning set forth in SECTION 3.1(G).

         "SECURITIES" has the meaning set forth in the Preamble.

         "SECURITIES ACT" has the meaning set forth in the Preamble.

         "SHARES" means shares of the Company's Common Stock.

         "SHORT SALES" has the meaning set forth in SECTION 3.2(H).

         "SUBSIDIARY" means any direct or indirect subsidiary of the Company.

         "TRADING DAY" means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the The Nasdaq National Market (or any successor thereto), or
(c) if trading ceases to occur on the The Nasdaq National Market (or any successor thereto), any Business Day.

         "TRADING MARKET" means the The Nasdaq National Market or any other Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

         "TRANSACTION DOCUMENTS" means this Agreement, the schedules and exhibits attached hereto, the Warrants and the Transfer Agent Instructions.

         "TRANSFER AGENT" means North American Stock Transfer Co., or any successor transfer agent for the Company.

         "TRANSFER AGENT INSTRUCTIONS" means, with respect to the Company, the Irrevocable Transfer Agent Instructions, in the form of Exhibit D, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent

         "WARRANTS" has the meaning set forth in the Preamble.


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         "WARRANT SHARES" has the meaning set forth in the Preamble.

                                   ARTICLE II
                                PURCHASE AND SALE

         2.1 CLOSING. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, such number of Common Shares and Warrants for the price set forth opposite such Investor's name on EXHIBIT A hereto under the headings "Common Shares" and "Warrants". The date and time of the Closing and shall be 11:00 a.m., New York City Time, on the Closing Date. The Closing shall take place at the offices of the Company's Counsel.

         2.2  CLOSING DELIVERIES.

                      (a) At the Closing, the Company shall deliver or cause to be delivered to each Investor the following:

                           (i) one or more stock certificates (or copies thereof
provided by the Transfer Agent), free and clear of all restrictive and other legends (except as expressly provided in SECTION 4.1(B) hereof), evidencing such number of Common Shares set forth opposite such Investor's name on EXHIBIT A hereto under the heading "Common Shares," registered in the name of such Investor;

                           (ii) a Warrant, issued in the name of such Investor,
pursuant to which such Investor shall have the right to acquire such number of Warrant Shares set forth opposite such Investor's name on EXHIBIT A hereto under the heading "Warrant Shares";

                           (iii) a legal opinion of Company Counsel, in the form
of EXHIBIT C, executed by such counsel and delivered to the Investors;

                           (iv) duly executed Transfer Agent Instructions
acknowledged by the Company's transfer agent; and

                           (v) approval by each applicable Trading Market of an
additional shares listing application covering all of the Registrable
Securities.

                      (b) At the Closing, each Investor shall deliver or cause to be delivered to the Company the purchase price set forth opposite such Investor's name on EXHIBIT A hereto under the heading "Purchase Price" in United States dollars and in immediately available funds, by wire transfer to an account designated in writing to such Investor by the Company for such purpose.


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                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investors as follows (which representations and warranties shall be deemed to apply, where appropriate, to each Subsidiary of the Company):

                      (a) SUBSIDIARIES. The Company has no Subsidiaries other than those listed in SCHEDULE 3.1(A) hereto. Except as disclosed in
     SCHEDULE 3.1(A) hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

                      (b) ORGANIZATION AND QUALIFICATION. Each of the Company and the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

                      (c) AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and
     (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

                      (d) NO CONFLICTS. The execution, delivery and performance of the Transaction Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not, and will not, (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation,


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     bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including, assuming the accuracy of the representations and warranties of the Investors set forth in Section 3.2 herof, federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or a Subsidiary is bound or affected, except to the extent that such violation would not reasonably be expected to have a Material Adverse Effect.

                      (e) THE SECURITIES. The Securities (including the Warrant Shares) are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and will not be subject to preemptive or similar rights of stockholders (other than those imposed by the Investors). The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon exercise of the Warrants. The offer, issuance and sale of the Shares, the Warrants and the Warrant Shares to the Investors pursuant to the Agreement, and in the case of the Warrant Shares, pursuant to the Warrants, are exempt from the registration requirements of the Securities Act.

                      (f) CAPITALIZATION. The aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in SCHEDULE 3.1(F) hereto. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance in all material respects with all applicable securities laws. Except as disclosed in SCHEDULE 3.1(F) hereto, the Company did not have outstanding at May 25, 2006 any other options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as set forth on SCHEDULE 3.1(F) hereto, and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors)


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     and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as disclosed in the SEC Reports and any Schedules filed with the SEC pursuant to Rule 13d-1 of the Exchange Act by reporting persons or in SCHEDULE 3.1(F) hereto, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock.

                      (g) SEC REPORTS; FINANCIAL STATEMENTS. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to SECTION 13(A) or 15(D) thereof, for the 12 months preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension and has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof. Such reports required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by the Company under the Exchange Act, whether or not any such reports were required being collectively referred to herein as the "SEC REPORTS" and, together with this Agreement and the Schedules to this Agreement, the "DISCLOSURE MATERIALS". As of their respective dates, the SEC Reports filed by the Company complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.

                      (h) Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B)


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     liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the changed its auditors, except as disclosed in its SEC Reports, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for repurchases by the Company of shares of capital stock held by employees, officers, directors, or consultants pursuant to an option of the Company to repurchase such shares upon the termination of employment or services), and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the applicable Closing, will not be Insolvent (as defined below). For purposes of this Section 3.1(h), "Insolvent" means (i) the present fair saleable value of the Company's assets is less than the amount required to pay the Company's total Indebtedness (as defined in Section 3.1(aa)), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

                      (i) ABSENCE OF LITIGATION. Except as disclosed in SCHEDULE 3.1(I), there is no action, suit, claim, or proceeding, or, to the Company's knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect.

                      (j) COMPLIANCE. Neither the Company nor any Subsidiary, except in each case as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority.

                      (k) TITLE TO ASSETS. Except as disclosed in SCHEDULE 3.1(K) hereto, the Company and the Subsidiaries have good and marketable title to all real property owned by them that is material to the business


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     of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens that do not, individually or in the aggregate, have or result in a Material Adverse Effect. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in material compliance.

                      (l) NO GENERAL SOLICITATION; PLACEMENT AGENT'S FEES. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commission (other than for persons engaged by any Investor or its investment advisor) relating to or arising out of the issuance of the Securities pursuant to this Agreement. The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the issuance of the Securities pursuant to this Agreement. The Company acknowledges that is has engaged Cowen & Co., LLC as its lead placement agent (the "AGENT") in connection with the sale of the Securities. Other than the Agent, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

                      (m) PRIVATE PLACEMENT. Neither the Company nor any of its Affiliates nor, any Person acting on the Company's behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market. The Company is not required to be registered as, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company is not required to be registered as, a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

                      (n) FORM S-3 ELIGIBILITY. The Company is eligible to register the Common Shares and the Warrant Shares for resale by the Investors using Form S-3 promulgated under the Securities Act.

                      (o) LISTING AND MAINTENANCE REQUIREMENTS. The Company has not, in the twelve months preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all such listing and maintenance requirements.

                      (p) REGISTRATION RIGHTS. Except as described in SCHEDULE 3.1(P), the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied or waived.

                      (q) APPLICATION OF TAKEOVER PROTECTIONS. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's charter documents or the laws of its state of incorporation that is or could become applicable to any of the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company's issuance of the Securities and the Investors' ownership of the Securities.

                      (r) DISCLOSURE. The Company confirms that neither it nor any officers, directors or Affiliates, has provided any of the Investors (other than Excluded Investors) or their agents or counsel with any information that constitutes or might constitute material, nonpublic information (other than the existence and terms of the issuance of Securities, as contemplated by this Agreement). The Company confirms that neither it nor any officers, directors or Affiliates, has provided any of the Investors (other than Excluded Investors) or their agents or counsel with any information that constitutes or might constitute material, nonpublic information (other than the existence and terms of the issuance of Securities, as contemplated by this Agreement). The Company understands and confirms that each of the Investors will rely on the foregoing representations in effecting transactions in securities of the Company (other than Excluded Investors). All disclosure provided by the Company to the Investors regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on the behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the Company's knowledge, except for the transactions contemplated by this Agreement, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Investor (other than Excluded Investors) makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those set forth in the Transaction Documents.

                      (s) ACKNOWLEDGMENT REGARDING INVESTORS' PURCHASE OF SECURITIES. Based upon the assumption that the transactions contemplated by this Agreement are consummated in all material respects in conformity with the Transaction Documents, the Company acknowledges and agrees that each of the Investors (other than Excluded Investors) is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Investor (other than Excluded Investors) is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Investor (other than Excluded Investors) or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investors' purchase of the Securities. The Company further represents to each Investor that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

                      (t) PATENTS AND TRADEMARKS. The Company and its Subsidiaries own, or possess adequate rights or licenses to use, all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights ("INTELLECTUAL PROPERTY RIGHTS") necessary to conduct their respective businesses now conducted. Except as set forth in Schedule 3.1(t), none of the Company's Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. Except as disclosed in the SEC Reports, there is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights.

                      (u) INSURANCE. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and location in which the Company and the Subsidiaries are engaged.

                      (v) REGULATORY PERMITS. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports ("MATERIAL PERMITS"), except where the failure to possess such permits does not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

                      (w) TRANSACTIONS WITH AFFILIATES AND EMPLOYEES. Except as set forth or incorporated by reference in the Company's SEC Reports, none of the officers, directors or employees of the Company is presently a party to any transaction that would be required to be reported on Form 10-K with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the Company's knowledge , any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

                      (x) INTERNAL ACCOUNTING CONTROLS. Except as set forth in the Company's SEC Reports, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                      (y) SARBANES-OXLEY ACT. Except as set forth in the Company's SEC Reports, the Company is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

                      (z) FOREIGN CORRUPT PRACTICES. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                      (aa) INDEBTEDNESS. Except as disclosed in SCHEDULE 3.1(AA), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or
     (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. SCHEDULE 3.1(AA) provides a description of the terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money,
     (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses
     (A) through (G) above; (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                      (bb) EMPLOYEE RELATIONS. Neither Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its relations with its employees are as disclosed in the SEC Reports. Except as disclosed in the SEC Reports, during the period covered by the SEC Reports, no executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary. To the knowledge of the Company or any such Subsidiary, no executive officer of the Company or any of its Subsidiaries is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any such Subsidiary to any liability with respect to any of the foregoing matters.

                      (cc) LABOR MATTERS. The Company and its Subsidiaries are in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                      (dd) ENVIRONMENTAL LAWS. The Company and its Subsidiaries
     (i) are in compliance in all material respects with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance in all material respects with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses
     (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

                      (ee) SUBSIDIARY RIGHTS. Except as set forth in Schedule 3.1(ee), the Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

                      (ff) TAX STATUS. The Company and each of its Subsidiaries
     (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

         3.2 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor hereby, as to itself only and for no other Investor, represents and warrants to the Company as follows:

                      (a) ORGANIZATION; AUTHORITY. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Investor of the Securities hereunder has been duly authorized by all necessary action on the part of such Investor. This Agreement has been duly executed and delivered by such Investor and constitutes the valid and binding obligation of such Investor, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

                      (b) NO PUBLIC SALE OR DISTRIBUTION. Such Investor is (i) acquiring the Common Shares and the Warrants and (ii) upon exercise of the Warrants will acquire the Warrant Shares issuable upon exercise thereof, in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and such Investor does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; PROVIDED, HOWEVER, that by making the representations herein, such Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

                      (c) INVESTOR STATUS. At the time such Investor was offered the Securities, it was, and at the date hereof it is, an "accredited investor" as defined in Rule 501(a) under the Securities Act or a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act. Such Investor is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the NASD, Inc. or an entity engaged in the business of being a broker dealer. Except as otherwise disclosed in writing to the Company on Exhibit B-2 (attached hereto) on or prior to the date of this Agreement, such Investor is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of the NASD, Inc. or an entity engaged in the business of being a broker dealer.

                      (d) EXPERIENCE OF SUCH INVESTOR. Such Investor, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor understands that it must bear the economic risk of this investment in the Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

                      (e) ACCESS TO INFORMATION. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information (other than material non-public information) about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents. Such Investor acknowledges receipt of copies of the SEC Reports.

                      (f) NO GOVERNMENTAL REVIEW. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                      (g) NO CONFLICTS. The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of such Investor to consummate the transactions contemplated hereby.

                      (h) ILLEGAL TRANSACTIONS. No Investor, directly or indirectly, and no Person acting on behalf of or pursuant to any understanding with any Investor, has engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales involving any of the Company's securities) since the time that such Investor was first contacted by the Company, the Agent or any other Person regarding this investment in the Company. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with such Investor will engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by this Agreement are publicly disclosed. "Short Sales" include, without limitation, all "short sales" as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

                  (i) RESTRICTED SECURITIES. The Investors understand that the Securities are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

                  (j) LEGENDS. It is understood that, except as provided in
         Section 4.1(b) of this Agreement, certificates evidencing such Securities may bear the legend set forth in Section 4.1(b)

                  (k) NO LEGAL, TAX OR INVESTMENT ADVICE. Such Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities. Such Investor understands that the Agent has acted solely as the agent of the Company in this placement of the Securities, and that the Agent makes no representation or warranty with regard to the merits of this transaction or as to the accuracy of any information such Investor may have received in connection therewith. Such Investor acknowledges that he has not relied on any information or advice furnished by or on behalf of the Agent.

                                   ARTICLE IV
                         OTHER AGREEMENTS OF THE PARTIES

         4.1  TRANSFER RESTRICTIONS.

                      (a) The Investors covenant that the Securities will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, or pursuant to Rule 144(k), the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, except to the extent that the transfer agent requests such legal opinion, any transfer of Securities by an Investor to an Affiliate of such Investor, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Securities.

                      (b) The Investors agree to the imprinting, so long as is required by this SECTION 4.1(B), of the following legend on any certificate evidencing any of the Securities:

         THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

Certificates evidencing Securities shall not be required to contain such legend or any other legend (i) while a registration statement (including the Registration Statement) covering the resale of the Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonable acceptance to the Company to the effect that the Securities can be sold under Rule 144, (iii) if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the Securities are eligible for sale under Rule 144(k), or (iv) if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Staff of the SEC). The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Transfer Agent on the Effective Date. Following the Effective Date or at such earlier time as a legend is no longer required for certain Securities, the Company will no later than three Trading Days following the delivery by an Investor to the Company or the Transfer Agent of (i) a legended certificate representing such Securities and
(ii) an opinion of counsel to the extent required by SECTION 4.1(A), deliver or cause to be delivered to such Investor a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section.

         If within three Trading Days after the Company's receipt of a legended certificate and the other documents as specified in Clauses (i) and (ii) of the paragraph immediately above, the Company shall fail to issue and deliver to such Investor a certificate representing such Securities that is free from all restrictive and other legends, and if on or after such Trading Day the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of shares of Common Stock that the Investor anticipated receiving from the Company without any restrictive legend (the "COVERING SHARES"), then the Company shall, within three Trading Days after the Investor's request, pay cash to the Investor in an amount equal to the excess (if any) of the Investor's total purchase price (including brokerage commissions, if any) for the Covering Shares, over the product of (A) the number of Covering Shares, times (B) the closing bid price on the date of delivery of such certificate and the other documents as specified in Clauses (i) and (ii) of the paragraph immediately above.

                  (c) The Company will not object to and shall permit (except as prohibited by law) an Investor to pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Securities, and if required under the terms of such agreement, loan or arrangement, the Company will not object to and shall permit (except as prohibited by law) such Investor to transfer pledged or secured Securities to the pledges or secured parties. Except as required by law, such a pledge or transfer would not be subject to approval of the Company, no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith, and no notice shall be required of such pledge. Each Investor acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between any Investor and its pledgee or secured party. At the appropriate Investor's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder. Provided that the Company is in compliance with the terms of this
         Section 4.1(c), the Company's indemnification obligations pursuant to
         Section 6.4 shall not extend to any Proceeding or Losses arising out of or related to this Section 4.1(c).

         4.2 FURNISHING OF INFORMATION. Until the date that any Investor owning Shares or Warrant Shares may sell all of them under Rule 144(k) of the Securities Act (or any successor provision), the Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request to satisfy the provisions of this Section 4.2.

         4.3 INTEGRATION. The Company shall not, and shall use its commercially reasonably efforts to ensure that no Affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market. The Company further covenants that it shall not issue or register any additional shares of Common Stock until after effectiveness of the Registration Statement other than issuances and/or registrations in connection with (i) the exercise of outstanding options and/or warrants, (ii) stock based compensation plans on Form S-8, or (iii) acquisitions on Form S-4.

         4.4 ACKNOWLEDGEMENT REGARDING INVESTORS' TRADING ACTIVITY. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, but subject to compliance by the Investors with applicable law, it is understood and acknowledged by the Company (i) that none of the Investors have been asked to agree, nor has any Investor agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Investor, including, without limitation, short sales or "derivative" transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company's publicly-traded securities; (iii) that any Investor, and counter parties in "derivative" transactions to which any such Investor is a party, directly or indirectly, presently may have a "short" position in the Common Stock, and (iv) that each Investor shall not be deemed to have any affiliation with or control over any arm's length counter-party in any "derivative" transaction. The Company further understands and acknowledges that (a) one or more Investors may engage in hedging activities at various times during the period that the Securities are outstanding, (b) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted and (c) nothing contained herein shall preclude any Investor from having taken or from taking any action in respect of the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions.

         4.5 RESERVATION OF SECURITIES. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations to issue such Shares under the Transaction Documents. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations to issue such Shares under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

         4.6 SECURITIES LAWS DISCLOSURE; PUBLICITY. The Company shall, on or before 8:30 a.m., New York time, on the first Trading Day following execution of this Agreement, issue a press release reasonably acceptable to the Investors disclosing all material terms of the transactions contemplated hereby. On the Closing Date, the Company shall file a Current Report on Form 8-K with the SEC (the "8-K FILING") describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K the Transaction Documents (including the schedules and the names, and addresses of the Investors and the amount(s) of Securities respectively purchased) and the form of Warrants, in the form required by the Exchange Act. Thereafter, the Company shall timely file any filings and notices required by the SEC or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Investors promptly after filing. Except as herein provided, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any press release without the prior written consent of such Investor, unless otherwise required by law. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Investor with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the issuance of the above referenced press release without the express written consent of such Investor.

         4.7 USE OF PROCEEDS. The Company intends to use the net proceeds from the sale of the Securities for working capital and general corporate purposes. The Company also may use a portion of the net proceeds, currently intended for general corporate purposes, to acquire or invest in technologies, products or services that complement its business, although the Company has no present plans or commitments and is not currently engaged in any material negotiations with respect to these types of transactions. Pending these uses, the Company intends to invest the net proceeds from this offering in short-term, interest-bearing, investment-grade securities, or as otherwise pursuant to the Company's customary investment policies.

                                    ARTICLE V
                                   CONDITIONS

         5.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE INVESTORS. The obligation of each Investor to acquire Securities at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

                      (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date; and

                      (b) PERFORMANCE. The Company and each other Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

                      (c) LISTING. The Common Stock (i) shall be designated for quotation or listed on the Nasdaq National Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Nasdaq National Market from trading on the Nasdaq National Market nor shall suspension by the SEC or the Nasdaq National Market have been threatened, as of the Closing Date, either (a) in writing by the SEC or the Nasdaq National Market or (b) by falling below the minimum listing maintenance requirements of the Nasdaq National Market.

                      (d) CONSENTS AND APPROVALS. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

                      (e) NO MATERIAL ADVERSE EFFECT. Between the execution of this Agreement and the Closing, no event or series of events (other than stock price fluctuations) shall have occurred which reasonably would be expected to have or result in a Material Adverse Effect.

                      (f) DELIVERABLES. The Company shall have delivered all of the Company Deliverables for distribution at Closing.

         5.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to sell the Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

                      (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investors contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date; and

                      (b) PERFORMANCE. The Investors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investors at or prior to the Closing.

                                   ARTICLE VI
                               REGISTRATION RIGHTS

         6.1  REGISTRATION STATEMENT.

                      (a) As promptly as possible, and in any event on or prior to the Filing Date, the Company shall prepare and file with the SEC a Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the Exchange Act) and shall contain (except if otherwise directed by the Investors or requested by the SEC) the "Plan of Distribution" in substantially the form attached hereto as EXHIBIT D.

                      (b) The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as possible after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of the date that all Common Shares and Warrant Shares covered by such Registration Statement have been sold or can be sold publicly under Rule 144(k) (the "EFFECTIVENESS PERIOD"); PROVIDED THAT, upon notification by the SEC that a Registration Statement will not be reviewed or is no longer subject to further review and comments, the Company shall request acceleration of such Registration Statement within five (5) Trading Days after receipt of such notice and request that it becomes effective on 4:00 p.m. New York City time on the Effective Date and file a prospectus supplement for any Registration Statement, whether or not required under Rule 424 (or otherwise), by 9:00 a.m. New York City time the day after the Effective Date.

                      (c) The Company shall notify the Investors in writing promptly (and in any event within two Trading Days) after receiving notification from the SEC that the Registration Statement has been declared effective.

                      (d) Should an Event (as defined below) occur, then upon the occurrence of such Event, and on every monthly anniversary thereof until the applicable Event is cured, as partial relief for the damages suffered therefrom by the Investors (which remedy shall not be exclusive of any other remedies available under this Agreement, at law or in equity), the Company shall pay to each Investor an amount in cash, as liquidated damages and not as a penalty, equal to one percent (1.0%) of (i) the number of Common Shares held by such Investor as of the date of such Event, multiplied by (ii) the per share purchase price paid by such Investor for such Common Shares then held; PROVIDED, HOWEVER, that the total amount of payments pursuant to the Section 6.1(d) shall not exceed, when aggregated with all such payments paid to all Investors shall not exceed ten percent (10%) of the aggregate purchase price. The payments to which an Investor shall be entitled pursuant to this SECTION 6.1(D) are referred to herein as "EVENT PAYMENTS." Any Event Payments payable pursuant to the terms hereof shall apply on a pro rata basis for any portion of a month prior to the cure of an Event. In the event the Company fails to make Event Payments in a timely manner, such Event Payments shall bear interest at the rate of one percent (1.0%) per month (prorated for partial months) until paid in full. All pro rated calculations made pursuant to this paragraph shall be based upon the actual number of days in such pro rated month.

For such purposes, each of the following shall constitute an "Event":

                           (i) the Registration Statement is not filed on or
prior to the Filing Date or is not declared effective on or prior to the Required Effectiveness Date;

                           (ii) except as provided for in SECTION 6.1(E) (the
"EXCLUDED EVENTS"), after the Effective Date, an Investor is not permitted to sell Registrable Securities under the Registration Statement (or a subsequent Registration Statement filed in replacement thereof) for any reason (other than the fault of such Investor) for five or more Trading Days (whether or not consecutive);

                           (iii) except as a result of the Excluded Events, the
Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of three Trading Days (which need not be consecutive Trading Days) during the Effectiveness Period;

                           (iv) with respect to an Investor, the Company fails
for any reason to deliver a certificate evidencing any Securities to such Investor within five Trading Days after delivery of such certificate is required pursuant to any Transaction Document or the exercise rights of the Investors pursuant to the Warrants are otherwise suspended for any reason; or

                           (v) during the Effectiveness Period, except as a
result of the Excluded Events, the Company fails to have any Shares listed on an Eligible Market.

                      (e) Notwithstanding anything in this Agreement to the contrary, after 60 consecutive Trading Days of continuous effectiveness of the initial Registration Statement filed and declared effective pursuant to this Agreement, the Company may, by written notice to the Investors, suspend sales under a Registration Statement after the Effective Date thereof and/or require that the Investors immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any subsequent Registration Statement if the Company is engaged in a material merger, acquisition or sale and the Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such activity, (A) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to maintain a Registration Statement at such time or (B) it is in the best interests of the Company to suspend sales under such registration at such time. Upon receipt of such notice, each Investor shall immediately discontinue any sales of Registrable Securities pursuant to such registration until such Investor is advised in writing by the Company that the current Prospectus or amended Prospectus, as applicable, may be used. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Company's Board of Directors) the failure to require such suspension would be materially detrimental to the Company. The Company's rights under this SECTION 6(E) may be exercised for a period of no more than 10 Trading Days at a time and not more than three times in any twelve-month period, without such suspension being considered as part of an Event Payment determination. Immediately after the end of any suspension period under this SECTION 6(E), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the Investors to publicly resell their Registrable Securities pursuant to such effective Registration Statement.

                      (f) The Company shall not, from the date hereof until the Effective Date of the Registration Statement, prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than any registration statement or post-effective amendment to a registration statement (or supplement thereto) relating to the Company's employee benefit plans registered on Form S-8.

         6.2 REGISTRATION PROCEDURES. In connection with the Company's registration obligations hereunder, the Company shall:

                      (a) Not less than three Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, furnish via email to those Investors who have supplied the Company with email addresses copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the review of such Investors. The Company shall reflect in each such document when so filed with the SEC such comments regarding the Investors and the plan of distribution as the Investors may reasonably and promptly propose no later than two Trading Days after the Investors have been so furnished with copies of such documents as aforesaid.

                      (b) (i) Subject to SECTION 6.1(E), prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within 12 Trading Days (except to the extent that the Company reasonably requires additional time to respond to accounting comments), to any comments received from the SEC with respect to the Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Investors thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

                      (c) Notify the Investor as promptly as reasonably possible, and (if requested by the Investor confirm such notice in writing no later than one Trading Day thereafter, of any of the following events:

     (i) the SEC notifies the Company whether there will be a "review" of any Registration Statement; (ii) the SEC comments in writing on any Registration Statement; (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the SEC or any other Federal or state governmental authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (v) the SEC issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included in any Registration Statement become ineligible for inclusion therein or any Registration Statement or Prospectus or other document contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                      (d) Use its Best Efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.

                      (e) If requested by an Investor, provide such Investor, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

                      (f) Promptly deliver to each Investor, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Investors in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.

                      (g) (i) In the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all steps necessary to cause such Common Shares to be approved for listing on each Trading Market as soon as possible thereafter; (iii) provide to Investor Counsel evidence of such listing; and (iv) except as a result of the Excluded Events, during the Effectiveness Period, maintain the listing of such Common Shares on each such Trading Market or another Eligible Market.

                      (h) Prior to any public offering of Registrable Securities, use its reasonable Best Efforts to register or qualify or cooperate with the selling Investors in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Investor requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

                      (i) Cooperate with the Investors to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Investors may reasonably request.

                      (j) Upon the occurrence of any event described in SECTION 6.2(C)(VII), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                      (k) Cooperate with any reasonable due diligence investigation undertaken by the Investors in connection with the sale of Registrable Securities, including, without limitation, by making available documents and information; provided that the Company will not deliver or make available to any Investor material, nonpublic information unless such Investor requests in advance in writing to receive material, nonpublic information and agrees to keep such information confidential.

                      (l) Comply with all rules and regulations of the SEC applicable to the registration of the Securities.

                      (m) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of any particular Investor or to make any Event Payments set forth in Section 6.1(c) to such Investor that such Investor furnish to the Company the information specified in Exhibits B-1, B-2 and B-3 hereto and such other information regarding itself, the Registrable Securities and other shares of Common Stock held by it and the intended method of disposition of the Registrable Securities held by it (if different from the Plan of Distribution set forth on Exhibit D hereto) as shall be reasonably required to effect and/or maintain the registration of such Registrable Securities and shall complete and execute such documents in connection with such registration as the Company may reasonably request.

                      (n) The Company shall comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Holders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holders are required to make available a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

         6.3 REGISTRATION EXPENSES. The Company shall pay all fees and expenses incident to the performance of or compliance with Article VI of this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company,
(e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and
(f) all listing fees to be paid by the Company to the Trading Market.

         6.4  INDEMNIFICATION

                      (a) INDEMNIFICATION BY THE COMPANY. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Investor, the officers, directors, partners, members, agents and employees of each of them, each Person who controls any such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (iii) any cause of action, suit or claim brought or made against such Indemnified Party (as defined in Section 6.4(c) below) by a third party (including for these purposes a derivative action brought on behalf of the Company), arising out of or resulting from (x) execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (y) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (z) the status of Indemnified Party as holder of the Securities or (iv) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of Company prospectus or in any amendment or supplement thereto or in any Company preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that
     (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Investor furnished in writing to the Company by such Investor for use therein, or to the extent that such information relates to such Investor or such Investor's proposed method of distribution of Registrable Securities and was reviewed and expressly approved by such Investor expressly for use in the Registration Statement, or (B) with respect to any prospectus, if the untrue statement or omission of material fact contained in such prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company to the Holder, and the Holder seeking indemnity hereunder was advised in writing not to use the incorrect prospectus prior to the use giving rise to Losses.

                      (b) INDEMNIFICATION BY INVESTORS. Each Investor shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of SECTION 15 of the Securities Act and SECTION 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished by such Investor in writing to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that such untrue statements or omissions are based solely upon information regarding such Investor furnished to the Company by such Investor in writing expressly for use therein, or to the extent that such information relates to such Investor or such Investor's proposed method of distribution of Registrable Securities and was reviewed and expressly approved by such Investor expressly for use in the Registration Statement (it being understood that the information provided by the Investor to the Company in Exhibits B-1, B-2 and B-3 and the Plan of Distribution set forth on Exhibit D, as the same may be modified by such Investor and other information provided by the Investor to the Company in or pursuant to the Transaction Documents constitutes information reviewed and expressly approved by such Investor in writing expressly for use in the Registration Statement), such Prospectus or such form of Prospectus or in any amendment or supplement thereto. In no event shall the liability of any selling Investor hereunder be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                      (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "INDEMNIFIED PARTY"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "INDEMNIFYING PARTY") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

         An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party). It being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

         All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within 20 Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

                      (d) CONTRIBUTION. If a claim for indemnification under
     SECTION 6.4(A) or (B) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in SECTION 6.4(C), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this SECTION 6.4(D) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this SECTION 6.4(D), no Investor shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Investor from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of SECTION 11(F) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

         6.5 DISPOSITIONS. Each Investor agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell its Registrable Securities in accordance with the Plan of Distribution set forth in the Prospectus. Each Investor further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in SECTIONS 6.2(C)(V), (VI) or (VII), such Investor will discontinue disposition of such Registrable Securities under the Registration Statement until such Investor is advised in writing by the Company that the use of the Prospectus, or amended Prospectus, as necessary, may be used. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

         6.6 NO PIGGYBACK ON REGISTRATIONS. Neither the Company nor any of its security holders (other than the Investors in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities.

         6.7 PIGGY-BACK REGISTRATIONS. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities
Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Investor not then eligible to sell all of their Registrable Securities under Rule 144 in a three-month period, written notice of such determination and if, within ten days after receipt of such notice, any such Investor shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Investor requests to be registered. Notwithstanding the foregoing, in the event that, in connection with any underwritten public offering, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder as the underwriter shall permit; PROVIDED, HOWEVER, that (i) the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not contractually entitled to inclusion of such securities in such Registration Statement or are not contractually entitled to pro rata inclusion with the Registrable Securities and (ii) after giving effect to the immediately preceding proviso, any such exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities and the holders of other securities having the contractual right to inclusion of their securities in such Registration Statement by reason of demand registration rights, in proportion to the number of Registrable Securities or other securities, as applicable, sought to be included by each such Investor or other holder. If an offering in connection with which an Investor is entitled to registration under this Section 6.7 is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering and shall enter into an underwriting agreement in a form and substance reasonably satisfactory to the Company and the underwriter or underwriters. Upon the effectiveness the registration statement for which piggy-back registration has been provided in this Section 6.7, any Event Payments payable to an Investor whose Securities are included in such registration statement shall terminate.

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1 TERMINATION. This Agreement may be terminated by the Company or any Investor, by written notice to the other parties, if the Closing has not been consummated by the third Business Day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

         7.2 FEES AND EXPENSES. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of their applicable Securities.

         7.3 ENTIRE AGREEMENT. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Investors such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

         7.4 NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

         7.5 AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Investors or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Investors under ARTICLE VI may be given by Investors holding at least a majority of the Registrable Securities to which such waiver or consent relates.

         7.6 CONSTRUCTION. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         7.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (x) the name and address of such transferee or assignee and (y) the Registrable Securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the "Investors" and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

         7.8 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnified Party is an intended third party beneficiary of SECTION 6.4 and (in each case) may enforce the provisions of such Sections directly against the parties with obligations thereunder.

         7.9 GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. THE CORPORATE LAWS OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT

SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND INVESTORS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

         7.10 SURVIVAL. The representations and warranties, agreements and covenants contained herein shall survive the Closing.

         7.11 EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

         7.12 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         7.13 RESCISSION AND WITHDRAWAL RIGHT. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option owed to such Investor by the Company under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then, prior to the performance by the Company of the Company's related obligation, such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

         7.14 REPLACEMENT OF SECURITIES. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

         7.15 REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation (other than in connection with any action for temporary restraining order) the defense that a remedy at law would be adequate.

         7.16 PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to any Investor hereunder or any Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         7.17 ADJUSTMENTS IN SHARE NUMBERS AND PRICES. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

         7.18 INDEPENDENT NATURE OF INVESTORS' OBLIGATIONS AND RIGHTS. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring its investment hereunder. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

                           [SIGNATURE PAGES TO FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                         PACIFIC ETHANOL, INC.



                                         By: /s/ Neil M. Koehler
                                         Name: Neil M. Koehler
                                         Title: CEO

                                         Address for Notice:



                                         Facsimile No.:
                                         Telephone No.:
                                         Attn:

                       With a copy to:
                       Facsimile:
                       Telephone:
                       Attn:

                             Investor Signature Page
                             -----------------------

         By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement dated as of May 25, 2006 (the "Purchase Agreement") by and among Pacific Ethanol, Inc. and the Investors (as defined therein), as to the number of shares of Common Stock and Warrants set forth below, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

                                         Name of Investor:

                                         _______________________________________



                                         By: ___________________________________
                                             Name:
                                             Title:


                                         Address:_______________________________

                                         _______________________________________

                                         _______________________________________

                                         Telephone No.: ________________________

                                         Facsimile No.: ________________________

                                         Email Address: ________________________

                                         Number of Shares: _____________________

                                         Number of Warrants: ___________________

                                         Aggregate Purchase Price: $____________

         Exhibits:

         A        Schedule of Investors
         B        Instruction Sheet for Investors
         C        Opinion of Company Corporate Counsel
         D        Plan of Distribution
         E        Company Transfer Agent Instructions
         F        Form of Warrant

                                                         EXHIBIT A

                                                   SCHEDULE OF INVESTORS
                                                   ---------------------


                                                          Common                          Warrant
                     Investor                             Shares          Warrants         Shares        Purchase Price
---------------------------------------------------  ----------------  -------------  ---------------  -------------------
D.E. Shaw Valence Portfolios, L.L.C.                      800,000          400,000         400,000      $   21,104,000.00
Capital Ventures International                            379,075          189,538         189,538      $    9,999,998.50
Ardsley Offshore Fund, Ltd.                               322,214          161,107         161,107      $    8,500,005.32
Crestview Capital Master, LLC                             300,000          150,000         150,000      $    7,914,000.00
QVT Fund LP                                               284,306          142,153         142,153      $    7,499,992.28
Ardsley Partners Fund II, L.P.                            265,352          132,676         132,676      $    6,999,985.76
Evolution Master Fund Ltd. SPC, Segregated
   Portfolio M                                            227,500          113,750         113,750      $    6,001,450.00
Hudson Bay Fund, LP                                       199,014           99,507          99,507      $    5,249,989.32
Credit Suisse Trust-Small Cap Growth Portfolio            196,398           98,199          98,199      $    5,180,979.24
Highbridge International LLC                              189,537           94,769          94,769      $    4,999,986.06
Iroquois Master Fund, Ltd.                                189,537           94,769          94,769      $    4,999,986.06
Cranshire Capital, L.P.                                   189,537           94,769          94,769      $    4,999,986.06
Ardsley Partners Institutional Fund, L.P.                 163,002           81,501          81,501      $    4,299,992.76
Radcliff SPC, Ltd. for and on behalf of the Class
   A Convertible Crossover Segregated Portfolio           150,039           75,020          75,020      $    3,958,028.82
Shepherd Investments International, Ltd.                  150,000           75,000          75,000      $    3,957,000.00
Enable Growth Partners LP                                 113,723           56,862          56,862      $    3,000,012.74
Telluride Capital Master Fund Ltd.                        110,000           55,000          55,000      $    2,901,800.00
Rockmore Investment Master Fund Ltd.                      110,000           55,000          55,000      $    2,901,800.00
Portside Growth and Opportunity Fund                      100,000           50,000          50,000      $    2,638,000.00
SF Capital Partners Ltd.                                  100,000           50,000          50,000      $    2,638,000.00
JMG Capital Partners, LP                                  100,000           50,000          50,000      $    2,638,000.00
JMG Triton Offshore Fund, Ltd.                            100,000           50,000          50,000      $    2,638,000.00
UBS O'Connor LLC fbo O'Connor PIPES Corporate
   Strategies Master Limited                               75,000           37,500          37,500      $    1,978,500.00
Nite Capital LP                                            75,000           37,500          37,500      $    1,978,500.00
SDS Capital Group SPC, Ltd.                                75,000           37,500          37,500      $    1,978,500.00
Gryphon Master Fund, L.P.                                  73,333           36,667          36,667      $    1,934,524.54
Kamunting Street Master Fund, Ltd.                         55,000           27,500          27,500      $    1,450,900.00
Precept Capital Master Fund, G.P.                          55,000           27,500          27,500      $    1,450,900.00
Stark Trading                                              50,000           25,000          25,000      $    1,319,000.00
CAMOFI Master LDC                                          45,000           22,500          22,500      $    1,187,100.00
Cordillera Fund, L.P.                                      37,907           18,954          18,954      $      999,986.66
GSSF Master Fund, LP                                       36,667           18,334          18,334      $      967,275.46
UBS O'Connor LLC fbo UBS Global Equity Arbitrage
   Master Limited                                          25,000           12,500          12,500      $      659,500.00
Credit Suisse Global Small Cap Fund, Inc.                  23,000           11,500          11,500      $      606,740.00
Credit Suisse Trust-Global Small Cap Portfolio             23,000           11,500          11,500      $      606,740.00
Enable Opportunity Partners LP                             22,744           11,372          11,372      $      599,986.72
Ridgecrest Partners QP, L.P.                               20,100           10,050          10,050      $      530,238.00
Civic Capital Fund I                                       18,953            9,477           9,477      $      499,980.14
Pierce Diversified Strategy Master Fund LLC, Ena           15,163            7,582           7,582      $      399,999.94
Marion Lynton                                               7,582            3,791           3,791      $      200,013.16
Advantage Advisors Catalyst Partners L.P.                   7,000            3,500           3,500      $      184,660.00
Advantage Advisors Catalyst International Ltd.              6,800            3,400           3,400      $      179,384.00
Ridgecrest Partners Ltd.                                    5,100            2,550           2,550      $      134,538.00
Credit Suisse Small Cap Growth Fund, Inc.                   4,000            2,000           2,000      $      105,520.00
Ridgecrest Partners L.P.                                    1,000              500             500      $       26,380.00

   TOTAL                                                5,496,583        2,748,297       2,748,297      $  144,999,859.54

                                    EXHIBIT B

                         INSTRUCTION SHEET FOR INVESTOR
                         ------------------------------

    (to be read in conjunction with the entire Securities Purchase Agreement)

A.       Complete the Following Items in the Securities Purchase Agreement:
         ------------------------------------------------------------------

         1. Complete and execute the Investor Signature Page. The Agreement must be executed by an individual authorized to bind the Investor.

         2.       Exhibit B-1 - Stock Certificate Questionnaire:

         Provide the Information Requested by the Stock Certificate
         ----------------------------------------------------------
         Questionnaire;
         --------------

         3. Exhibit B-2 - Registration Statement Questionnaire:

         Provide the Information Requested by the Registration Statement
         ---------------------------------------------------------------
         Questionnaire.
         --------------

         4.       Exhibit B-3 /B-4 - Investor Certificate:

         Provide the information requested by the Certificate for Individual Investors (B-3) or the Certificate for Corporate, Partnership, Trust, Foundation and Joint Investors (B-4), as applicable.

         5. Return, via facsimile, the signed Securities Purchase Agreement including the properly completed Exhibits B-1 through B-4, to:

                                    Facsimile:
                                    Telephone:
                                    Attn:

         6. After completing instruction number five (5) above, deliver the original signed Securities Purchase Agreement including the properly completed Exhibits B-1 through B-4 to:

                                    Facsimile:
                                    Telephone:
                                    Attn:

B. Instructions regarding the wire transfer of funds for the purchase of the Shares will be telecopied to the Investor by the Company at a later date.

C. Upon the resale of any Shares by the Investor after the Registration Statement covering any Shares is effective, as described in the Securities Purchase Agreement, the Investor must send a letter in the form of Exhibit D to the Company and the Company's transfer agent so that the Shares may be properly transferred.

                                   EXHIBIT B-1

                              PACIFIC ETHANOL, INC.
                              ---------------------

                         STOCK CERTIFICATE QUESTIONNAIRE
                         -------------------------------



         Please provide us with the following information:

1.       The exact name that the Securities are to be
         registered in (this is the name that will
         appear on the stock certificate(s)). You may
         use a nominee name if appropriate:           __________________________


2.       The relationship between the Investor of the
         Securities and the Registered Holder listed
         in response to item 1 above:                 __________________________


3.       The mailing address, telephone and telecopy
         number and email address of the Registered
         Holder listed in response to item 1 above:   __________________________

                                                      __________________________

                                                      __________________________

                                                      __________________________

                                                      __________________________


4.       The Tax Identification Number of the
         Registered Holder listed in response to item
         1 above:                                     __________________________

                                   EXHIBIT B-2

                              PACIFIC ETHANOL, INC.
                              ---------------------

                      REGISTRATION STATEMENT QUESTIONNAIRE
                      ------------------------------------


         In connection with the Registration Statement, please provide us with the following information regarding the Investor.


1. Please state your organization's name exactly as it should appear in the Registration Statement:

         _______________________________________________________________________


         Except as set forth below, your organization does not hold any equity securities of the Company on behalf of another person or entity.

         State any exceptions here:


         _______________________________________________________________________


2. Address of your organization:

                  ______________________________________________________

                  ______________________________________________________

                  Telephone:  ____________________________

                  Fax:  __________________________________

                  Contact Person:  _______________________


3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates? (Include any relationships involving you or your affiliates, officers, directors, or principal equity holders (5% or more) that has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.)


         _______   Yes                       _______   No

         If yes, please indicate the nature of any such relationship below:

4. Are you the beneficial owner of any other securities of the Company? (Include any equity securities that you beneficially own or have a right to acquire within 60 days after the date hereof, and as to which you have sole voting power, shared voting power, sole investment power or shared investment power.)


         _______   Yes                       _______   No

         If yes, please describe the nature and amount of such ownership as of a recent date.


5. Except as set forth below, you wish that all the shares of the Company's common stock beneficially owned by you or that you have the right to acquire from the Company be offered for your account in the Registration Statement.

                  State any exceptions here:





6. Have you made or are you aware of any arrangements relating to the distribution of the shares of the Company pursuant to the Registration Statement?

         _______   Yes                       _______   No

         If yes, please describe the nature and amount of such arrangements.

     7.  NASD Matters

         (a) State below whether (i) you or any ASSOCIATE or AFFILIATE of yours are a MEMBER of the NASD, a CONTROLLING shareholder of an NASD MEMBER, a PERSON ASSOCiATED WITH A MEMBER, a direct or indirect AFFILIATE of a MEMBER, or an UNDERWRITER OR RELATED PERSON with respect to the proposed offering; (ii) you or any ASSOCIATE or AFFILIATE of yours owns any stock or other securities of any NASD MEMBER not purchased in the open market; or (iii) you or any ASSOCIATE or AFFILIATE of yours has made any outstanding subordinated loans to any NASD MEMBER. If you are a general or limited partnership, a no answer asserts that no such relationship exists for you as well as for each of your general or limited partners.


          Yes: __________             No: __________


         If "yes," please identify the NASD MEMBER and describe your relationship, including, in the case of a general or limited partner, the name of the partner:







         If you answer "no" to Question 7(a), you need not respond to Question 7(b).



                      (b) State below whether you or any ASSOCIATE or AFFILIATE of yours has been an underwriter, or a CONTROLLING person or member of any investment banking or brokerage firm which has been or might be an underwriter for securities of the Corporation or any AFFILIATE thereof including, but not limited to, the common stock now being registered.

          Yes: __________             No: __________

         If "yes," please identify the NASD MEMBER and describe your relationship, including, in the case of a general or limited partner, the name of the partner.

                                 ACKNOWLEDGEMENT
                                 ---------------

         The undersigned hereby agrees to notify the Company promptly of any changes in the foregoing information which should be made as a result of any developments, including the passage of time. The undersigned also agrees to provide the Company and the Company's counsel any and all such further information regarding the undersigned promptly upon request in connection with the preparation, filing, amending, and supplementing of the Registration Statement (or any prospectus contained therein). The undersigned hereby consents to the use of all such information in the Registration Statement.

         The undersigned understands and acknowledges that the Company will rely on the information set forth herein for purposes of the preparation and filing of the Registration Statement.

         The undersigned understands that the undersigned may be subject to serious civil and criminal liabilities if the Registration Statement, when it becomes effective, either contains an untrue statement of a material fact or omits to state a material fact required to be stated in the Registration Statement or necessary to make the statements in the Registration Statement not misleading. The undersigned represents and warrants that all information it provides to the Company and its counsel is currently accurate and complete and will be accurate and complete at the time the Registration Statement becomes effective and at all times subsequent thereto, and agrees during the Effectiveness Period and any additional period in which the undersigned is making sales of Shares under and pursuant to the Registration Statement, and agrees during such periods to notify the Company immediately of any misstatement of a material fact in the Registration Statement, and of the omission of any material fact necessary to make the statements contained therein not misleading.



         Dated:  __________
                                               _________________________________
                                               Name

                                               _________________________________
                                               Signature

                                               _________________________________
                                               Name and Title of Signatory

                                   EXHIBIT B-3

                              PACIFIC ETHANOL, INC.
                              ---------------------

       CERTIFICATE FOR CORPORATE, PARTNERSHIP, LIMITED LIABILITY COMPANY,
                      TRUST, FOUNDATION AND JOINT INVESTORS
                      -------------------------------------

         If the investor is a corporation, partnership, limited liability company, trust, pension plan, foundation, joint Investor (other than a married couple) or other entity, an authorized officer, partner, or trustee must complete, date and sign this Certificate.


                                   CERTIFICATE
                                   -----------

         The undersigned certifies that the representations and responses below are true and accurate:

         (a) The investor has been duly formed and is validly existing and has full power and authority to invest in the Company. The person signing on behalf of the undersigned has the authority to execute and deliver the Securities Purchase Agreement on behalf of the Investor and to take other actions with respect thereto.

         (b) Indicate the form of entity of the undersigned:

                  ____     Limited Partnership

                  ____     General Partnership

                  ____     Limited Liability Company

                  ____     Corporation

                  ____     Revocable Trust (identify each grantor and indicate
under what circumstances the trust is revocable by the grantor): _______________
________________________________________________________________________________
 (Continue on a separate piece of paper, if necessary.)

                  ____     Other type of Trust (indicate type of trust and, for
trusts other than pension trusts, name the grantors and beneficiaries): ________
________________________________________________________________________________
(Continue on a separate piece of paper, if necessary.)

                  ____     Other form of organization (indicate form of
organization (__________________________________________________________________
______________________________________________________________________________).

         (c) Indicate the approximate date the undersigned entity was formed: .

         (d) In order for the Company to offer and sell the Units in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please INITIAL EACH CATEGORY applicable to you as an investor in the Company.

         ___ 1. A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

         ___ 2. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

         ___ 3. An insurance company as defined in Section 2(13) of the Securities Act;

         ___ 4. An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

         ___ 5. A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

         ___ 6. A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

         ___ 7. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

         ___      8. A private business development company as defined in
                  Section 202(a)(22) of the Investment Advisers Act of 1940;

         ___ 9. Any partnership or corporation or any organization described in Section 501(c)(3) of the Internal Revenue Code or similar business trust, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

         ___ 10. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Exchange Act;

         ___ 11. An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies:______________________________________________

                         _______________________________________________________
                         (Continue on a separate piece of paper, if necessary.)

         Please set forth in the space provided below the (i) states, if any, in the U.S. in which you maintained your principal office during the past two years and the dates during which you maintained your office in each state, (ii) state(s), if any, in which you are incorporated or otherwise organized and (iii) state(s), if any, in which you pay income taxes.

                         _______________________________________________________

                         _______________________________________________________

                         _______________________________________________________



Dated:__________________________, 2006


______________________________________
Print Name of Investor


______________________________________
Name:
Title:
(Signature and title of authorized officer, partner or trustee)

                        SECURITIES DELIVERY INSTRUCTIONS
                        --------------------------------



Please instruct us as to where you would like the Securities delivered to at
Closing:



Name: ____________________________________________________________________

Company: _________________________________________________________________

Address: _________________________________________________________________

         _________________________________________________________________

Telephone: _______________________________________________________________


Other Special Instructions: ______________________________________________

__________________________________________________________________________

                                    EXHIBIT C

                      OPINION OF COMPANY CORPORATE COUNSEL
                      ------------------------------------

Capitalized terms not defined herein shall have the meaning given them in the Agreement.

1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with all the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

2. The Company has all requisite power and authority to execute, deliver, and perform its obligations under the Agreement. The execution and delivery of the Agreement by the Company and the performance of each of its obligations thereunder have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company, its Board of Directors or its stockholders is required.

3. Neither the execution, delivery or performance of the Agreement by the Company nor the consummation of the transactions contemplated thereby will (i) conflict with or violate the Company's Certificate of Incorporation or Bylaws, as each are currently in effect, (ii) conflict with or violate any law applicable to the Company, or by which any property or asset of any of the Company is bound or affected or (iii) result in a default under the terms of any agreement to which the Company is a party and which the Company has attached as an exhibit to its reports filed with the SEC under the Exchange Act.

4. No approvals or authorizations by, or filings or qualifications with, any governmental authority or body are required in connection with the execution and delivery of the Agreement or any other agreements or documents executed and delivered pursuant thereto by the Company, except such as have been duly obtained or made.

5. The shares of Common Stock issued by the Company under the Agreement (the "Shares") and the shares of Common Stock to be issued upon exercise of the Warrants issued under the Agreement (the "Warrant Shares") shall, when issued pursuant to the terms and conditions specified in the Agreement, and when paid for in accordance with their terms, be duly authorized, validly issued, fully paid and non-assessable shares. The Warrants shall, when issued pursuant to the terms and conditions specified in the Agreement, be duly authorized, validly issued and non-assessable and the Warrant Shares have been duly reserved for issuance by the Company.

6. The Agreement and the Warrant have been duly executed and delivered by the Company and each constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and other general principles of equity and subject to other standard exceptions and qualifications. To our knowledge, neither the Shares nor the Warrant Shares are subject to any preemptive rights under the Company's Certificate of Incorporation or Bylaws.


7. To our knowledge, there is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of the Agreement or the transactions contemplated thereby or any action taken or to be taken pursuant thereto.


8. Subject to the accuracy of the representations and warranties of the parties to this Agreement and each of the Investors in the Offering and assuming that there has been no general solicitation or advertising of the Shares or Warrants to be sold under the Agreement, the offer, issuance and sale of the Shares, the Warrants and the Warrant Shares to the Investors pursuant to the Agreement, and in the case of the Warrant Shares, pursuant to the Warrants, are exempt from the registration requirements of the Securities Act.

                                    EXHIBIT D

                              PLAN OF DISTRIBUTION
                              --------------------

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o        privately negotiated transactions;

o        short sales;

o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

o        a combination of any such methods of sale; and

o        any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

         The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

         The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

                                    EXHIBIT E

                       COMPANY TRANSFER AGENT INSTRUCTIONS
                       -----------------------------------


North American Stock Transfer Co.
_________________________________
_________________________________

Attention:

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of May 25, 2006 (the "AGREEMENT"), by and among Pacific Ethanol, Inc., a Delaware corporation (the "COMPANY"), and the investors named on the Schedule of Investors attached thereto (collectively, the "HOLDERS"), pursuant to which the Company is issuing to the Holders shares (the "COMMON SHARES") of Common Stock of the Company, par value $0.001 per share (the "COMMON Stock"), and Warrants (the "WARRANTS"), which are exercisable into shares of Common Stock.

         This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time):

         (i) to issue shares of Common Stock upon transfer or resale of the Common Shares; and

         (ii) to issue shares of Common Stock upon the exercise of the Warrants (the "WARRANT SHARES") to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Exercise Notice, in the form attached hereto as EXHIBIT I, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon.

         You acknowledge and agree that so long as you have previously received
(a) written confirmation from the Company's legal counsel that either (i) a registration statement covering resales of the Common Shares and the Warrant Shares has been declared effective by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT") and that resales of the Common Shares and the Warrant Shares may be made thereunder, or (ii) sales of the Common Shares and the Warrant Shares may be made in conformity with Rule 144 under the 1933 Act ("RULE 144"), (b) if applicable, a copy of such registration statement, and (c) notice from legal counsel to the Company or any Holder that a transfer of Common Shares and/or Warrant Shares has been effected either pursuant to the registration statement (and a prospectus delivered to the transferee) or pursuant to Rule 144, then, unless otherwise required by law, within three (3) business days of your receipt of the notice referred to in (c), you shall issue the certificates representing the Common Shares and the Warrant Shares so sold to the transferees registered in the names of such transferees, and such certificates shall not bear any legend restricting transfer of the Common Shares and the Warrant Shares thereby and should not be subject to any stop-transfer restriction.

         A form of written confirmation (to be used in connection with any sale) from the Company's outside legal counsel that a registration statement covering resales of the Common Shares and the Warrant Shares has been declared effective by the SEC under the 1933 Act is attached hereto as EXHIBIT II.

         Please be advised that the Holders are relying upon this letter as an inducement to enter into the Agreement and, accordingly, each Holder is a third party beneficiary to these instructions.

         Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at (559) 435-1771.

                                            Very truly yours,

                                            PACIFIC ETHANOL, INC.


                                            By: ________________________________
                                                Name:
                                                Title:

THE FOREGOING INSTRUCTIONS ARE
ACKNOWLEDGED AND AGREED TO
this ________ day of May, 2006

NORTH AMERICAN STOCK TRANSFER CO.


By: _________________________________________
    Name: ___________________________________
    Title: __________________________________


Enclosures

                                    EXHIBIT F

                                 FORM OF WARRANT
                                 ---------------

                                    SCHEDULES

                                 SCHEDULE 3.1(a)

                                  SUBSIDIARIES
                                  ------------

1.       The Company has the following direct or indirect Subsidiaries:

         o        Pacific Ethanol California, Inc., a California corporation.

         o        Kinergy Marketing LLC, an Oregon limited liability company.

         o        ReEnergy, LLC, a California limited liability company.

         o Pacific Ag. Products, LLC, a California limited liability company.

         o Pacific Ethanol Holding Co. LLC, a Delaware limited liability company.

         o Pacific Ethanol Finance Co. LLC, a Delaware limited liability company.

         o Pacific Ethanol Madera LLC, a Delaware limited liability company.

         o Pacific Ethanol Visalia LLC, a Delaware limited liability company.

         o Pacific Ethanol Columbia, LLC, a Delaware limited liability company.

2. Pursuant to the Membership Interest Pledge Agreement dated April 13, 2006 by and between Pacific Ethanol Holding Co. LLC ("PE HOLDING") and Hudson United Capital, a division of TD Banknorth, N.A. ("HUC"), PE Holding has pledged all its membership interests in Pacific Ethanol Madera LLC ("PEM") in connection with the Construction and Term Loan Agreement dated April 10, 2006 by and between HUC and PEM in the principal amount of up to $34,000,000.

                                 SCHEDULE 3.1(f)

                                 CAPITALIZATION

1. Company's capitalization as of May 25, 2006:

                                                         Authorized                   Issued and Outstanding
                                                         ----------                   ----------------------

Common Stock                                            100,000,000                         31,460,705

Series A Preferred Stock                                 10,000,000                          5,250,000(1)

Common Stock Warrants                            (482,201 shares of Common      (warrant rights exercisable for up to
                                                   Stock are reserved for         482,201 shares of Common Stock are
                                                         issuance)                     currently outstanding)

Amended 1995 Incentive Stock Plan                (822,333 shares of Common      (options exercisable for up to 76,000
(Options to Purchase Common Stock)                 Stock are reserved for            shares of Common Stock are
                                                         issuance)                     currently outstanding)

2004 Stock Option Plan (Options to                 (1,677,500 shares of         (options exercisable for up to 665,000
Purchase Common Stock)                           Common Stock are reserved           shares of Common Stock are
                                                       for issuance)                   currently outstanding)

2. The Certificate of Designations, Powers, Preferences and Rights of the Series A Cumulative Redeemable Convertible Preferred Stock (the "CERTIFICATE OF DESIGNATIONS") of the Company filed with the Delaware Secretary of State on April 12, 2006, contains certain conversion price adjustment and preemptive rights provisions in favor of the holders of the Series A Cumulative Redeemable Convertible Preferred Stock (the "SERIES A PREFERRED STOCK").


--------------------
(1) The holders of the Series A Preferred Stock have conversion rights initially equivalent to two shares of common stock for each share of Series A Preferred Stock. The conversion ratio is subject to customary anti-dilution adjustments. In addition, anti-dilution adjustments are to occur in the event that the Company issues equity securities at a price equivalent to less than $8.00 per share, including derivative securities convertible into equity securities (on an as-converted or as-exercised basis). Certain specified issuances will not result in anti-dilution adjustments. The shares of Series A Preferred Stock are also subject to forced conversion upon the occurrence of a transaction that would result in an internal rate of return to the holders of the Series A Preferred Stock of 25% or more. Accrued but unpaid dividends on the Series A Preferred Stock are to be paid in cash upon any conversion of the Series A Preferred Stock.

                                 SCHEDULE 3.1(i)

                                   LITIGATION

         BARRY SPIEGEL

         On December 23, 2005, Barry J. Spiegel, a stockholder of Pacific Ethanol and former director of Accessity, filed a complaint in the Circuit Court of the 17th Judicial District in and for Broward County, Florida (Case No. 05018512), or the Spiegel Action, against Barry Siegel, Philip Kart, Kenneth Friedman and Bruce Udell, or collectively, the Defendants. Messrs. Siegel, Udell and Friedman are former directors of Accessity and Pacific Ethanol. Mr. Kart is a former executive officer of Accessity and Pacific Ethanol.

         The Spiegel Action relates to the Share Exchange Transaction and purports to state the following five counts against the Defendants: (i) breach of fiduciary duty, (ii) violation of Florida's Deceptive and Unfair Trade Practices Act, (iii) conspiracy to defraud, (iv) fraud, and (v) violation of Florida Securities and Investor Protection Act. Mr. Spiegel is seeking $22.0 million in damages. On March 8, 2006, Defendants filed a motion to dismiss the Spiegel Action.

         The Company has agreed with Messrs. Friedman, Siegel, Kart and Udell to advance the costs of defense in connection with the Spiegel Action. Under applicable provisions of Delaware law, the Company may be responsible to indemnify each of the Defendants in connection with the Spiegel Action. The final outcome of the Spiegel Action will most likely take an indefinite time to resolve.

         GERALD ZUTLER

         In January 2003, DriverShield CRM Corp., or DriverShield, then a wholly-owned subsidiary of the Company's predecessor, Accessity, was served with a complaint filed by Mr. Gerald Zutler, its former President and Chief Operating Officer, alleging, among other things, that DriverShield breached his employment contract, that there was fraudulent concealment of DriverShield's intention to terminate its employment agreement with Mr. Zutler, and discrimination on the basis of age and aiding and abetting violation of the New York State Human Rights Law. The complaint was filed in the Supreme Court of the State of New York, County of Nassau, Index No.: 654/03. Mr. Zutler is seeking damages aggregating $2.225 million, plus punitive damages and reasonable attorneys' fees. DriverShield's management believes that DriverShield properly terminated Mr. Zutler's employment for cause, and intends to vigorously defend this suit. An Answer to the complaint was served by DriverShield on February 28, 2003. In 2003, Mr. Zutler filed a motion to have DriverShield's attorney removed from the case. The motion was granted by the court, but was subsequently overturned by an appellate court. DriverShield has filed a claim with its insurance carrier under its directors and officers and employment practices' liability policy. The carrier has agreed to cover certain portions of the claim as they relate to Mr. Siegel, DriverShield's former Chief Executive Officer. The policy has a $50,000 deductible and a liability limit of $3.0 million per policy year. At the present time, the carrier has agreed to cover the portion of the claim that relates to Mr. Siegel and has agreed to a fifty percent allocation of expenses.

         MERCATOR GROUP, LLC

         The Company filed a Demand for Arbitration against Presidion Solutions, Inc., or Presidion, alleging that Presidion breached the terms of the Memorandum of Understanding, or the MOU, between Accessity and Presidion dated January 17, 2003. The Company sought a break-up fee of $250,000 pursuant to the terms of the MOU alleging that Presidion breached the MOU by wrongfully terminating the MOU. Additionally, the Company sought out of pocket costs of its due diligence amounting to approximately $37,000. Presidion filed a counterclaim against the Company alleging that the Company had breached the MOU and therefore owes Presidion a break-up fee of $250,000. The dispute was heard by a single arbitrator before the American Arbitration Association in Broward County, Florida in late February 2004. During June 2004, the arbitrator awarded the Company the $250,000 break-up fee set forth in the MOU between the Company and Presidion, as well as the Company's share of the costs of the arbitration and interest from the date of the termination by Presidion of the MOU, aggregating approximately $280,000. During the third quarter of 2004, Presidion paid the Company the full amount of the award with accrued interest. The arbitrator dismissed Presidion's counterclaim against the Company.

         In 2003, the Company filed a lawsuit seeking damages in excess of $100 million as a result of information obtained during the course of the arbitration discussed above, against: (i) Presidion Corporation, f/k/a MediaBus Networks, Inc., Presidion's parent corporation, (ii) Presidion's investment bankers, Mercator Group, LLC, or Mercator, and various related and affiliated parties and
(iii) Taurus Global LLC, or Taurus, (collectively referred to as the "Mercator Action"), alleging that these parties committed a number of wrongful acts, including, but not limited to tortuously interfering in the transaction between the Company and Presidion. In 2004, the Company dismissed this lawsuit without prejudice, which was filed in Florida state court. The Company recently refiled this action in the State of California, for a similar amount, as the Company believes this to be the proper jurisdiction. On August 18, 2005, the court stayed the action and ordered the parties to arbitration. The parties agreed to mediate the matter. Mediation took place on December 9, 2005 and was not successful. On December 5, 2005, the Company filed a Demand for Arbitration with the American Arbitration Association. On April 6, 2006, a single arbitrator was appointed. The final outcome of the Mercator Action will most likely take an indefinite time to resolve. The Company currently has limited information regarding the financial condition of the defendants and the extent of their insurance coverage. Therefore, it is possible that the Company may prevail, but may not be able to collect any judgment. The share exchange agreement relating to the Share Exchange Transaction provides that following full and final settlement or other final resolution of the Mercator Action, after deduction of all fees and expenses incurred by the law firm representing the Company in this action and payment of the 25% contingency fee to the law firm, shareholders of record of Accessity on the date immediately preceding the closing date of the Share Exchange Transaction will receive two-thirds and the Company will retain the remaining one-third of the net proceeds from any Mercator Action recovery.

                                 SCHEDULE 3.1(k)

                                 TITLE TO ASSETS
                                 ---------------

     1. Security interest and liens in certain real property and fixtures of PEM granted in favor of Lyles Diversified, Inc. pursuant to the Deed of Trust (Non-Construction) Security Agreement and Fixture Filing with Assignment of Rents dated June 20, 2003 in connection with the Term Loan Agreement dated June 16, 2003 by and between the Company and Lyles Diversified, Inc., as amended and restated on April 13, 2006, with a current principal amount of $3,600,000.

     2. Security interest and liens in certain real property and fixtures of PEM granted in favor of Chicago Title Insurance Company, as trustee (the "TRUSTEE") for the benefit of HUC, as beneficiary, pursuant to the Deed of Trust Assignment of Leases and Rents and Security Agreement, dated April 13, 2006, by PEM to Trustee for the benefit of the HUC in connection with the Construction and Term Loan Agreement dated April 10, 2006 by and between PEM, lenders from time to time parties thereto and HUC in the principal amount of up to $34,000,000.

                                 SCHEDULE 3.1(p)

                               REGISTRATION RIGHTS
                               -------------------

1. In connection with Pacific Ethanol California, Inc.'s private offering on March 23, 2005, the Company was obligated under a registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), related to the above financing to file, on the 151st day following March 23, 2005, a registration statement (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "COMMISSION"), registering for resale shares of common stock, and shares of common stock underlying investor warrants and certain of the placement agent warrants, issued in connection with the private offering. If (i) the Company did not file the Registration Statement within the time period prescribed, or (ii) the Company failed to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act of 1933, within five trading days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be "reviewed," or is not subject to further review, or (iii) the Registration Statement filed or required to be filed under the Registration Rights Agreement was not declared effective by the Commission on or before November 3, 2005, or (iv) after the Registration Statement is first declared effective by the Commission, it ceases for any reason to remain continuously effective as to all securities registered thereunder, or the holders of such securities are not permitted to utilize the prospectus contained in the Registration Statement to resell such securities, for more than an aggregate of 45 trading days during any 12-month period (which need not be consecutive trading days) (any such failure or breach being referred to as an "Event," and for purposes of clause (i) or (iii) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five-trading day period is exceeded, or for purposes of clause (iv) the date on which such 45-trading day-period is exceeded being referred to as "EVENT DATE"), then in addition to any other rights the holders of such securities may have under the Registration Statement or under applicable law, then, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company is required to pay to each such holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the aggregate purchase price paid by such holder pursuant to the Securities Purchase Agreement relating to such securities then held by such holder. If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company is required to pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to such holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages are to apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

         The Registration Rights Agreement also provides for customary piggy-back registration rights whereby certain holders of shares of the Company's common stock, or warrants to purchase shares of the Company's common stock, can cause the Company to register such shares for resale in connection with the Company's filing of a registration statement with the Commission to register shares in another offering. The Registration Rights Agreement also contains customary representations and warranties, covenants and limitations.

2. In connection with the issuance of the Series A Preferred Stock, the Company entered into a Registration Rights and Stockholders Agreement (the "RIGHTS AGREEMENT") with Cascade Investment, L.L.C. ("CASCADE"). The Rights Agreement is to be effective until the holders of the Series A Preferred Stock, and their affiliates, as a group, own less than 10% of the Series A Preferred Stock issued under the purchase agreement with Cascade, including common stock into which such Series A Preferred Stock has been converted (the "TERMINATION DATE"). The Rights Agreement provides that holders of a majority of the Series A Preferred Stock, including common stock into which the Series A Preferred Stock has been converted, may demand and cause the Company, at any time after April 13, 2007, to register on their behalf the shares of common stock issued, issuable or that may be issuable upon conversion of the Series A Preferred Stock (the "REGISTRABLE SECURITIES"). Following such demand, the Company is required to notify any other holders of the Series A Preferred Stock or Registrable Securities of the Company's intent to file a registration statement and, to the extent requested by such holders, include them in the related registration statement. The Company is required to keep such registration statement effective until such time as all of the Registrable Securities are sold or until such holders may avail themselves of Rule 144(k) under the Securities Act of 1933, which requires, among other things, a minimum two-year holding period and requires that any holder availing itself of Rule 144(k) not be an affiliate of the Company. The holders are entitled to three demand registrations on Form S-1 and unlimited demand registrations on Form S-3; however, the Company is not obligated to effect more than two demand registrations on Form S-3 in any 12-month period.

         In addition to the demand registration rights afforded the holders under the Rights Agreement, the holders are entitled to "piggyback" registration rights. These rights entitle the holders who so elect to be included in registration statements to be filed by the Company with respect to other registrations of equity securities in connection with underwritten offerings of such securities. The holders are entitled to unlimited "piggyback" registration rights.

         The Rights Agreement provides for the initial appointment of two persons designated by Cascade to the Company's Board of Directors, and the appointment of one of such persons as the Chairman of the Compensation Committee of the Board of Directors. Following the Termination Date, Cascade is required to cause its director designees, and all other designees, to resign from all applicable committees and boards of directors, effective as of the Termination Date.

3. In connection with Pacific Ethanol California, Inc.'s private offerings in February 2004, May 2004 and December 2004, it granted registration rights to the investors in those offerings. Those registration obligations became the Company's in connection with the share exchange transaction that occurred in March 2005. The shares issued in connection with those offerings and the shares underlying warrants issued in connection with those offerings, including placement agent warrants, have been previously registered for resale pursuant to an effective registration statement on Form S-1.

4. The Company also had or has registration rights outstanding in favor of Helain Kaplan, Doug Dickson, Paul Koehler, Jeff Manternach, Rotom Enterprises, Inc., Jack Skidell (as successor to Colin Winthrop & Co., Inc.), and Barry Siegel. Those registration obligations became the Company's in connection with the share exchange transaction that occurred in March 2005. The shares issued to such persons or entities and/or the shares underlying warrants issued to such persons or entities have been previously registered for resale pursuant to an effective registration statement on Form S-1.

                                SCHEDULE 3.1(aa)

                                  INDEBTEDNESS
                                  ------------

1. Loan Revision/Extension Agreement dated October 4, 2005 by and between Comerica Bank and Kinergy Marketing, LLC in the amount of $2,000,000, which amount is guaranteed by the Company pursuant to that certain Guaranty dated October 4, 2005 in favor of Comerica Bank; Master Revolving Note dated September 24, 2004 of Kinergy Marketing, LLC in favor of Comerica Bank; and Security Agreement dated as of September 24, 2004 executed by Kinergy Marketing, LLC in favor of Comerica Bank.

2. Intercreditor and Collateral Sharing Agreement dated April 13, 2006 by and among HUC, PEM and Lyles Diversified, Inc. whereby Lyles Diversified, Inc. agreed to subordinate to HUC its security interest and liens in certain real property and fixtures of PEM granted in favor of Lyles Diversified, Inc. pursuant to the Deed of Trust (Non-Construction) Security Agreement and Fixture Filing with Assignment of Rents dated June 20, 2003 in connection with the Term Loan Agreement dated June 16, 2003 by and between the Company and Lyles Diversified, Inc. as amended and restated on April 13, 2006, with a current principal amount of $3,600,000.

3. Amended and Restated Term Loan Agreement dated April 13, 2006 by and between Lyles Diversified, Inc. and PEM, with a current principal of $3,600,000.

4. Construction and Term Loan Agreement dated April 10, 2006 by and among PEM, Comerica Bank and HUC; and Construction Loan Note dated April 13, 2006 by PEM in favor of Comerica Bank and Construction Loan Note dated April 13, 2006 by PEM in favor of HUC in the aggregate principal amount of up to $34,000,000.

5. Security interest and liens in certain personal property of PEM granted in favor of HUC, as Administrative Agent on behalf of certain lenders, pursuant to the Assignment and Security Agreement dated April 13, 2006 by and between PEM and HUC; and Member Interest Pledge Agreement dated April 13, 2006 by PEM in favor of HUC; and Disbursement Agreement dated April 13, 2006 by and among PEM, HUC, Comerica Bank and Wealth Management Group of TD Banknorth, N.A, all in connection with the Construction and Term Loan Agreement and Construction Loan Notes referred to in item 4 above.

6. Security interest and liens in certain real property and fixtures of PEM granted in favor of Chicago Title Insurance Company, as trustee (the "TRUSTEE") for the benefit of the HUC, as beneficiary, pursuant to the Deed of Trust Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated April 13, 2006, by PEM to Trustee for the benefit of the HUC in connection with the Construction and Term Loan Agreement and Construction Loan Notes referred to in item 4 above.

7. Side Letter Agreement dated April 13, 2006 by and between Pacific Ethanol California, Inc. and Lyles Diversified, Inc. regarding the guaranty of repayment obligation of Pacific Ethanol Madera under the Amended and Restated Term Loan Agreement dated April 13, 2006 by and between PEM and Lyles Diversified, Inc., with a current principal amount of $3,600,000.

8. Side Letter Agreement, dated November 2, 2005 by and between Pacific Ethanol California, Inc. and Lyles Diversified, Inc. relating to the reimbursement of certain liquidated damage payments up to an aggregate amount of $8,100,000 in connection with Phase 2 Design-Build Agreement dated November 2, 2005 by and between PEM and W.M. Lyles Co.

9. Security interest and liens in certain real property and fixtures of PEM granted in favor of Lyles Diversified, Inc. pursuant to the Deed of Trust (Non-Construction) Security Agreement and Fixture Filing with Assignment of Rents, dated April 13, 2006, by PEM in favor of Lyles Diversified, Inc. in connection with the Amended and Restated Term Loan Agreement referred to in item 3 above.

                                SCHEDULE 3.1(ee)

                                SUBSIDIARY RIGHTS
                                -----------------


     1. Pursuant to the Membership Interest Pledge Agreement, PE Holding, as sole member of PEM, is restricted from causing PEM to make, declare or pay any distributions, dividends or returns of capital, or purchase, redeem or otherwise acquire for value and membership interests or other ownership interests in PEM, or make any distribution of assets or property to its members as such, except as permitted by the Construction and Term Loan Agreement dated April 10, 2006 by and among PEM, lenders from time to time parties thereto and HUC.